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                                                                     EXHIBIT 99


APPLIED INNOVATION INC.                                            NEWS RELEASE
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                             5800 Innovation Drive
                               Dublin, Ohio 43016

                             FOR IMMEDIATE RELEASE

APPLIED INNOVATION INC. ANNOUNCES TERMINATION OF ACCESS PRODUCTS DEVELOPMENT ACTIVITY

Contact:          At Applied Innovation Inc.
                  William H. Largent
                  Senior Vice President, Operations & Chief Financial Officer or John M. Spiegel
                  (614) 798-2000

                  At Robert A. Lentz & Associates
                  Investor Relations
                  Robert A. Lentz
                  (614) 876-2000



DUBLIN, OHIO - SEPTEMBER 14, 1998 - Applied Innovation Inc. (NASDAQ:AINN) today announced it has terminated all product development and related activities of its Access Products Group due to an unsuccessful search for a strategic partner. In March of this year, the Company made an announcement that it was seeking a strategic partner for the Access Products Group and subsequently retained an investment banking firm to conduct the search. The results of the search proved unsuccessful thus resulting in the decision to terminate the Access Products Group.


This termination will result in the closing of the Raleigh, North Carolina facility and a reduction in staff of approximately 60 employees, including 50 at the Company's Raleigh facility and approximately 10 at the Dublin, Ohio facility. Following these reductions, the Company will have approximately 220 employees in its Dublin, Ohio facility and regional sales offices.


A one-time charge of $3.8 million will be taken in the quarter ending September 30, 1998 to account for all costs associated with the termination of the Access Products Group.

Gerard B. Moersdorf, Jr., Chairman and Chief Executive Officer, commented, "This difficult decision was made following an extensive search for a strategic partner and thorough consideration of alternatives by the Board of Directors. Without a strategic partner, we lacked the ability to successsfully compete in the large Access Products arena." Mr. Moersdorf continued, "It was also important to evaluate Applied Innovation's long-term opportunities and not jeopardize our established core business. The Company's expanding line of Data Communications Network devices offers good growth potential and continues to contribute to our strong balance sheet, which included $11.0 million in cash and $29.6 million of stockholders' equity at June 30, 1998. We remain committed to continue seeking ways to enhance long-term stockholders' value." (more)





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This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management, and include: statements regarding the Access Products Group and the DCN Products Group (paragraphs one through four), the closing of the Raleigh, North Carolina facility (paragraph two) and a reduction in staff of approximately 60 employees (paragraph two), a one-time charge to account for all costs associated with the termination of the Access Products Group (paragraph three), the Company's expanding line of DCN products which offer good growth potential (paragraph four), and commitment to continue seeking ways to enhance long-term stockholders' value (paragraph four). These forward-looking statements involve numerous risks and uncertainties, including, without limitation: the Company's ability to adapt with technological changes, the impact of competitive products and services, as well as the various risks inherent in the Company's business and other risks and uncertainties detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including, the Company's Annual Report on Form 10-K for the year ended December 31, 1997. One or more of these factors have affected, and could in the future affect, the Company's businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.


Applied Innovation Inc. is the leading provider of mediation products, which enable communications between network elements and operational support systems for the management of telecommunications carriers' networks. Applied Innovation's products provide communications and interoperability for more than 100,000 network elements within many of the world's largest and fastest growing telecommunications service providers. Applied Innovation Inc. is headquartered in Dublin, Ohio and can be reached on the World Wide Web at http://www.aiinet.com.

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